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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

I, A. John Leach, President and Chief Executive Officer of Covista Communications, Inc., have reviewed Covista Communications, Inc. Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004 and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the President and Chief Executive Officer of Covista Communications, Inc., I hereby certify that:

     (i) the Covista Communications, Inc. Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Covista Communications, Inc.

This certificate is being made for the exclusive purpose of compliance by the President and Chief Executive Officer of Covista Communications, Inc. with the requirements of Section 906 of the Sarbanes--Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Covista Communications, Inc.


Date: December 10, 2004                By: /s/ A. John Leach, Jr.
                                           -------------------------------------
                                           A. John Leach, Jr.
                                           President and Chief Executive Officer